The Edgar Lomax Company
The Edgar Lomax Company Code of Ethics
Table of Contents

Statement of General Policy .....................................................................................................................	3
Access Persons ..........................................................................................................................................	5
Standards of Business Conduct .................................................................................................................	6
Custodial Account Reporting .....................................................................................................................	7
Prohibition Against Insider Trading ...........................................................................................................	8
Preclearance ..............................................................................................................................................	11
Personal Securities Transactions ...............................................................................................................	12
Compliance Procedures .............................................................................................................................	13
Participation in Affiliated Limited Offerings ..............................................................................................	16
Outside Business Activities ........................................................................................................................	17
Service as an Officer or Director ...............................................................................................................	18
Reporting Violations and Sanctions ..........................................................................................................	19
Records ......................................................................................................................................................	20
Acknowledgement ....................................................................................................................................	21
Definitions .................................................................................................................................................	22

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Statement of General Policy
This Code of Ethics ("Code") has been adopted by The Edgar Lomax Company and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act") and Rule 17j-1 under the
Investment Company Act, as amended (the "1940 Act").
This Code establishes rules of conduct for all employees of The Edgar Lomax Company and is designed to, among other things; govern personal securities trading activities in the accounts of employees, their immediate family/household accounts and accounts in which an employee has a beneficial interest. The
Code is based upon the principle that The Edgar Lomax Company and its employees owe a fiduciary duty to The Edgar Lomax Company's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii)
taking inappropriate advantage of their position with the Firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.
The Code is designed to ensure that the high ethical standards long maintained by The Edgar Lomax
Company continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our Firm continues to be a direct reflection of the conduct of each employee.
Pursuant to Section 206 of the Advisers Act, both The Edgar Lomax Company and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the The Edgar Lomax
Company has an affirmative duty of utmost good faith to act solely in the best interest of its clients.
The Edgar Lomax Company and its employees are subject to the following specific fiduciary obligations when dealing with clients:
•the duty to have a reasonable, independent basis for the investment advice provided;
•the duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
•the duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and
•a duty to be loyal to clients.
In meeting its fiduciary responsibilities to its clients, The Edgar Lomax Company expects every employee to demonstrate the highest standards of ethical conduct for continued employment with The Edgar
Lomax Company. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with The Edgar Lomax Company. The Edgar Lomax Company's reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of Thomas B. Murray, the
Chief Compliance Officer, for any questions about the Code or the application of the Code to their

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individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, up to and including termination of employment with The Edgar Lomax Company.
The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of
The Edgar Lomax Company in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with Thomas B. Murray. Thomas B.
Murray may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients shall not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.
Recognizing the importance of maintaining the Firm's reputation and consistent with our fundamental principles of honesty, integrity and professionalism, the Firm requires that a supervised person advise the Chief Compliance Officer immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or legal proceeding of any kind. To the extent permissible by law and applicable regulations, The Edgar Lomax Company shall endeavor to maintain such information on a confidential basis.
Thomas B. Murray shall periodically report to senior management of The Edgar Lomax Company to document compliance with this Code.

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Access Persons
For purposes of complying with The Edgar Lomax Company's Code of Ethics, generally all supervised persons of the Firm who are also employees are regarded as access persons and are therefore subject to all applicable personal securities trading procedures and reporting obligations as set forth in this
Code. The CCO shall identify all Access Persons and inform them of their reporting obligations.

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Standards of Business Conduct
The Edgar Lomax Company places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our Firm and its employees by our clients is something we value and endeavor to protect. The following
Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and also requires that all supervised persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).
Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers.
Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all The Edgar Lomax Company's access persons as defined herein. These procedures cover transactions in a reportable security in which an access person has a beneficial interest in or accounts over which the access person exercises control as well as transactions by members of the access person’s immediate family and/or household.
Section 206 of the Advisers Act makes it unlawful for The Edgar Lomax Company or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.
Rule 17j-(b)(1)-(4) prohibits Access Persons from engaging in prohibited conduct, including:
1.To employ any device, scheme or artifice to defraud a registered fund client;
2.To make any untrue statement of a material fact to a registered fund client or omit to state a material fact necessary in order to make the statements made to the registered fund client, in light of the circumstances under which they are made, not misleading;
3.To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a registered fund client; or
4.To engage in any manipulative practice with respect to a registered fund client.

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Custodial Account Reporting
All access persons are required to notify the Compliance Department prior to or at the time of establishing a new custodial account or the closing of an existing custodial account, providing the following details:
1.Account Name
2.Name of Broker, Dealer or Bank
3.Date Established (or)
4.Date Closed

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Prohibition Against Insider Trading
Introduction
Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and The Edgar Lomax Company to stringent penalties. Criminal sanctions may include the imposition of a monetary fine and/or imprisonment. The
SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order censuring, suspending or permanently barring you from the securities industry. Finally, supervised persons and The Edgar Lomax Company may be sued by investors seeking to recover damages for insider trading violations.
The rules contained in this Code apply to securities trading and information handling by supervised persons of The Edgar Lomax Company and their immediate family members.
The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify Thomas B.
Murray immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.
General Policy
No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by The Edgar Lomax Company), while in the possession of material, nonpublic information, nor may any personnel of The Edgar Lomax Company communicate material, nonpublic information to others in violation of the law.
1.What is Material Information?
Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company's securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to Thomas B. Murray.
Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.
Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be material.
Prepublication information regarding reports in the financial press also may be material. For

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example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's
"Heard on the Street" column.
You should also be aware of the SEC's position that the term "material nonpublic information"
relates not only to issuers but also to The Edgar Lomax Company's securities recommendations and client securities holdings and transactions.
2.What is Nonpublic Information?
Information is "public" when it has been disseminated broadly to investors in the marketplace.
For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, the Dow Jones
"tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.
3.Identifying Inside Information
Before executing any trade for yourself or others, including investment funds or private accounts managed by The Edgar Lomax Company ("Client Accounts"), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:
•Report the information and proposed trade immediately to Thomas B. Murray.
•Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the Firm.
•Do not communicate the information inside or outside the Firm, other than to Thomas
B. Murray.
•After Thomas B. Murray has reviewed the issue, the Firm shall determine whether the information is material and nonpublic and, if so, what action the Firm will take.
You should consult with Thomas B. Murray before taking any action. This high degree of caution will protect you, our clients, and the Firm.
4.Contacts with Public Companies
Contacts with public companies may represent an important part of our research efforts. The
Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of The Edgar Lomax Company or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, The Edgar Lomax Company must make a judgment as to

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its further conduct. To protect yourself, our clients and the Firm, you should contact Thomas B.
Murray immediately if you believe that you may have received material, nonpublic information.
5.Tender Offers
Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in the possession of material, nonpublic information regarding a tender offer received from the tender offer or, the target company or anyone acting on behalf of either. Supervised persons of The Edgar Lomax Company and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.
6.Restricted/Watch Lists
Although The Edgar Lomax Company does not typically receive confidential information from portfolio companies, it may, if it receives such information take appropriate procedures to establish restricted or watch lists in certain securities.
Thomas B. Murray may place certain securities on a "restricted list." Securities issued by companies about which a number of supervised persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list.
Thomas B. Murray may place certain securities on a "watch list." Securities issued by companies about which a limited number of supervised persons possess material, nonpublic information should generally be placed on the watch list.
Access persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling such securities during any period they are listed on a restricted list or a watch list.

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Preclearance
The Edgar Lomax Company has instituted a policy whereby access persons are prohibited from purchasing any reportable securities for a covered account unless preclearance for each such transaction is granted by the CCO or other designee. Any questions whatsoever regarding this policy should be directed to either the CCO or other designee. A(n) access person is permitted, without obtaining preclearance, to purchase or sell any exempt (non-reportable) security.
A(n) access person may, directly or indirectly, dispose of beneficial ownership of such reportable securities only if such purchase or sale has been approved by the CCO or his or her designee and the approved transaction is completed within the Firm's permissible trade window of 2 days. If, however, the trade is not executed within the trade window, the approval lapses and the request for the proposed transaction must be resubmitted.
Clearance for such transactions must be obtained by completing and signing the Preclearance Form provided for that purpose by Thomas B. Murray. Thomas B. Murray or other designee monitors all transactions by all access persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front-running.
Advance trade clearance in no way waives or absolves any supervised person of the obligation to abide by the provisions, principles and objectives of this Code.

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Personal Securities Transactions
General Policy
The Edgar Lomax Company has adopted the following principles governing personal investment activities by The Edgar Lomax Company's access persons:
•the interests of client accounts shall at all times be placed first;
•all personal securities transactions shall be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;
and
•access persons must not take inappropriate advantage of their positions.
The Code of Ethics rule mandates pre-approval of the following types of investments:
Preclearance Required for Participation in IPOs
No access person shall acquire any beneficial ownership in any securities in an Initial Public Offering
(IPO) for his or her account, as defined herein without the prior written approval of Thomas B. Murray and/or his or her designee who has been provided with full details of the proposed transaction
(including written certification that the investment opportunity did not arise by virtue of the access person's activities on behalf of a client) and, if approved, shall be subject to continuous monitoring for possible future conflicts.
Preclearance Required for Private or Limited Offerings
No access person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of Thomas B. Murray and/or his or her designee who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the access person's activities on behalf of a client) and, if approved, shall be subject to continuous monitoring for possible future conflicts.

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Compliance Procedures
1.Initial Holdings Report
Every access person shall, no later than ten (10) days after the person becomes a(n) access person, file an initial holdings report containing the following information:
•the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each reportable security in which the access person had any direct or indirect beneficial interest ownership when the individual becomes an access person;
•the account name and the name of any broker, dealer or bank, with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and
•the date that the report is submitted by the access person.
The information submitted must be current as of a date no more than forty-five (45) days before the person became a(n) access person.
2.Annual Holdings Report
Every access person shall file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.
3.Quarterly Transaction Reports
Every access person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:
With respect to any transaction during the quarter in a reportable security in which the access persons had any direct or indirect beneficial ownership:
•the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each reportable security;
•the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•the price of the reportable security at which the transaction was effected;
•the name of the broker, dealer or bank with or through whom the transaction was effected;
and
•the date the report is submitted by the access person.
With respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person: report the name of the broker, dealer or bank with whom the account was established and the date the account was opened.

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If, however, the access person has arranged for Thomas B. Murray or other designee to receive copies of brokerage statements for all covered accounts, then such brokerage reports will negate the need for the access person to separately complete quarterly transaction reports.
4.Exempt Transactions
A(n) access person need not submit a report with respect to:
•transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
•the access person may be required to submit a Personal Securities Reporting Exemption form for each such account;
•transactions effected pursuant to an automatic investment plan, e.g., a dividend reinvestment plan;
•a quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that The Edgar Lomax Company holds in its records so long as the Firm receives the confirmations or statements no later than
30 days after the end of the applicable calendar quarter; and
•any transaction or holding report if The Edgar Lomax Company has only one access person, so long as the Firm maintains records of the information otherwise required to be reported.
5.Monitoring and Review of Personal Securities Transactions
Thomas B. Murray, or such other individual(s) designated in this Code of Ethics, shall monitor and review all reports required under the Code for compliance with The Edgar Lomax Company's policies regarding personal securities transactions and applicable SEC rules and regulations. Thomas B. Murray may also initiate inquiries of access persons regarding personal securities trading. Access persons are required to cooperate with such inquiries and any monitoring or review procedures employed The Edgar Lomax
Company. Any transactions for any accounts of Thomas B. Murray shall be reviewed and approved by the President, or other designated supervisory person. Thomas B. Murray shall at least annually identify all access persons who are required to file reports pursuant to the Code and shall inform such access persons of their reporting obligations.
6.Education
As appropriate, The Edgar Lomax Company will provide employees with periodic training regarding the
Firm's Code of Ethics and related issues to remind employees of their obligations, and/or in response to amendments and regulatory changes.
7.General Sanction Guidelines
It should be emphasized that all required filings and reports under the Firm's Code of Ethics shall be monitored by the CCO or such other individual(s) designated in the Code. The CCO shall receive and review report(s) of violations periodically. Violators may be subject to an initial written notification, while a repeat violator shall receive reprimands including administrative warnings, heightened

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supervision, suspension or limitations of personal trading privileges, demotions, suspensions, a monetary fine, or dismissal of the person involved.
These are guidelines only, allowing The Edgar Lomax Company to apply any appropriate sanction depending upon the circumstances, up to and including dismissal.

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Participation in Affiliated Limited Offerings
As The Edgar Lomax Company currently neither sponsors nor manages private funds, any access person seeking to invest in a limited offering must submit a preclearance request, providing full details of the proposed transaction. Such requests shall be manually processed by Thomas B. Murray or the access person's designated reviewer who shall obtain additional information, including the source of the investment opportunity in order to evaluate any potential conflicts of interests. The CCO and/or designated reviewer may also consult with one or more portfolio managers to determine whether they have any foreseeable interest in investing in the security on behalf of Firm clients.

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Outside Business Activities
The Edgar Lomax Company has adopted the following principles governing outside business activities by
The Edgar Lomax Company's access persons:
•the interests of client accounts shall at all times be placed first;
•all outside business activities shall be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and
•access persons must not take inappropriate advantage of their positions.
The Code of Ethics rule mandates prior written notice for outside business activities where an access person:
•May be compensated or have the reasonable expectation of compensation;
•Is working with or for a client, regardless of whether compensation is received; or
•Is in a position to receive material non-public information concerning a publicly-traded company.

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Service as an Officer or Director
No access person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by Thomas B. Murray or a designated supervisory person based upon a determination that any such board service or officer position would be consistent with the interest of The Edgar Lomax Company's clients. Where board service or an officer position is approved,
The Edgar Lomax Company shall implement a "Chinese Wall" or other appropriate procedure to isolate such person from making decisions relating to the company’s securities.

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Reporting Violations and Sanctions
All supervised persons shall promptly report to Thomas B. Murray or, provided the CCO also receives such reports, to an alternate designee all apparent or potential violations of the Code. Any retaliation for the reporting of a violation under this Code shall constitute a violation of the Code.
Thomas B. Murray shall promptly report to senior management all apparent material violations of the
Code. When Thomas B. Murray finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of
Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.
Senior management shall consider reports made to it hereunder and shall determine whether or not the
Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the Firm.
The CCO shall also report, at least annually, to the CCO and Board of Trustees of each registered fund client any issues arising under the Code, including, but not limited to, information about material violations of the Code or underlying procedures, and sanctions imposed in response to any material violation. In addition, A certification indicating that The Edgar Lomax Company has adopted procedures reasonably necessary to prevent Access Persons from violating the code will also be provided to each registered fund client CCO and Board of Trustees.

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Records
Thomas B. Murray shall maintain and cause to be maintained in a readily accessible place the following records:
•a copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;
•a record of any violation of The Edgar Lomax Company's Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;
•a record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of The Edgar
Lomax Company;
•a copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;
•a list of all persons who are, or within the preceding five years have been, access persons; and
•a record of any decision and reasons supporting such decision to approve an access persons'
acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

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Acknowledgement
Initial Acknowledgement
All supervised persons shall be provided with a copy of the Code and must initially acknowledge in writing to Thomas B. Murray that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all accounts and holdings as required by the Code.
Acknowledgement of Amendments
All supervised persons shall receive any amendments to the Code and must acknowledge to Thomas B.
Murray in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.
Annual Acknowledgement
All supervised persons must annually acknowledge in writing to Thomas B. Murray that they have: (i)
read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and, if applicable, (iii) submitted all holdings and transaction reports as required by the Code.
Further Information
Supervised persons should contact Thomas B. Murray regarding any inquiries pertaining to the Code or the policies established herein.

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Definitions
For the purposes of this Code, the following definitions shall apply:
•"1933 Act" means the Securities Act of 1933, as amended.
•"1934 Act" means the Securities Exchange Act of 1934, as amended.
•"Access person" means any supervised person who: has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable fund the Firm or its control affiliates manage or has access to such recommendations; or is involved in making securities recommendations to clients that are nonpublic.
(Note: If a firm's primary business is providing investment advice, all of the firm’s directors, officers, and partners are presumed to be access persons.)
•"Account" or "covered account" means accounts of any supervised person of the Firm deemed to be an access person and includes accounts of such access person's immediate family (e.g., a spouse or domestic partner, the spouse's or domestic partner's children residing in the same household, or to whom the access person, spouse or domestic partner contributes substantial support), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the access person has a beneficial interest, exercises investment discretion, controls, or could reasonably be expected to be able to exercise influence or control.
(Note: Firms may wish to extend this definition, and the concomitant reporting requirements, to other persons living in the employee’s household.)
•"Advisers Act" means the Investment Advisers Act of 1940, as amended.
•"Advisory persons" means employees and certain control persons (and their employees) who make; participate in, or obtain information regarding fund securities transactions or whose functions relate to the making of recommendations with respect to fund transactions.
•"Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.
•"Beneficial interest" shall be interpreted in the same manner as it would be under Rule 16a-
1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has a beneficial interest in a security for purposes of Section 16 of such Act and the rules and regulations thereunder.
•"Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-
1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.
•"Blackout period" represents a time frame during which access persons are prohibited from trading in securities in which client transactions in the same security are being considered or traded.

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•"Chief Compliance Officer" (CCO) refers to the Chief Compliance Officer of The Edgar Lomax
Company.
•"Contribution" means any gift, subscription, loan, advance, or deposit of money or anything of value made for (i) the purpose of influencing any election for federal, state or local office; (ii)
payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office. (See SEC Rule 206(4)-5; Political
Contributions by Certain Investment Advisers)
Note: A contribution by a limited partner or a limited partnership adviser, a non-managing member of a limited liability company adviser or a shareholder of a corporate adviser is not covered unless such person is also an executive officer or solicitor (or supervisor thereof), or the contribution is an indirect contribution by the adviser, executive officer, solicitor or supervisor.
•"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.
•"Covered associate" means (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the adviser and person who supervises, directly or indirectly, such employee; and Z(iii)
any political action committee ("PAC") controlled by the adviser or by any such persons described in clauses (i) or (ii). (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers)
•"Covered investment pool" means (i) an investment company registered under the Investment
Company Act of 1940 (e.g., mutual fund) that is an investment option of a plan or program of a government entity; or (ii) any company that is exempt from registering under the Investment
Company Act because it either (a) has less than 100 shareholders ("3(c)(1) funds"); (b) have only qualified purchasers ("3(c)(7) funds"); or (c) are collective investment funds maintained by a bank
("3(c)(11) funds"). (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers)
•"Front running" can occur when an individual purchases at a lower price or sells at a higher price before (i) execution of a significant securities transaction by some purchaser or seller in a size sufficient to move the market or (ii) issuance or change in an investment adviser's securities recommendation to purchase or sell a security while in possession of material nonpublic information.
•"Government entity" means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) any pool of assets sponsored or established by any of the foregoing (including, but not limited to a defined benefit plan and a state general fund); (iii) any participant-directed investment program or plan sponsored or established by any of the foregoing; and (iv)officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.
(See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers)
•"Initial public offering" (IPO) means an offering of securities registered under the Securities Act of
1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.
•"Inside information" means non-public information (i.e., information that is not available to investors generally) that there is a substantial likelihood that a reasonable investor would

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consider to be important in deciding whether to buy, sell or retain a security or would view it as having significantly altered the 'total mix' of information available.
•"Insider" is broadly defined as it applies to The Edgar Lomax Company's Insider Trading policy and procedures. It includes our Firm's officers, directors and employees. In addition, a person can be a
"temporary insider" if they enter into a special confidential relationship in the conduct of the company's affairs and, as a result, is given access to information solely for The Edgar Lomax
Company's purposes. A temporary insider can include, among others, The Edgar Lomax
Company's attorneys, accountants, consultants, and the employees of such organizations.
Furthermore, The Edgar Lomax Company may become a temporary insider of a client it advises or for which it performs other services. If a client expects The Edgar Lomax Company to keep the disclosed non-public information confidential and the relationship implies such a duty, then The
Edgar Lomax Company will be considered an insider.
•"Insider trading" is generally understood to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an "insider") or to the communication of material, non-public information to others.
•"Investment person" means a supervised person of The Edgar Lomax Company who, in connection with his or her regular functions or duties, makes recommendations regarding the purchase or sale of securities for client accounts (e.g., portfolio manager) or provides information or advice to portfolio managers, or who help execute and/or implement the portfolio manager's decision (e.g., securities analysts, traders, and portfolio assistants); and any natural person who controls The Edgar Lomax Company and who obtains information concerning recommendations made regarding the purchase or sale of securities for client accounts.
•"Investment-related" means activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).
•"Limited offering" means an offering of securities that is exempt from registration under the
Securities Act of 1933 pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, 505, or
Rule 506 under the Securities Act of 1933.
•"Official" means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity. (See SEC Rule 206(4)-5; Political
Contributions by Certain Investment Advisers)
•"Plan or program of a government entity" means any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a "qualified tuition plan" authorized by section 529 of the Internal Revenue Code (26 U.S.C. 529), a retirement plan authorized by section
403(b) or 457 of the Internal Revenue Code (26 U.S.C. 403(b) or 457), or any similar program or plan. (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers)

Page 25
•"Private fund" means an issuer that would be an investment company as defined in section 3 of the Investment Company Act of 1940 but for Section 3(c)(1) or 3(c)(7) of that Act.
•"Registered fund" means an investment company registered under the Investment Company Act.
•"Reportable fund" means any registered investment company, i.e., mutual fund, for which our
Firm, or a control affiliate, acts as investment adviser or sub-adviser, as defined in Section 2(a)
(20) of the Investment Company Act, or principal underwriter.
•"Reportable security" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the
Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless The Edgar Lomax Company or a control affiliate acts as the investment adviser or principal underwriter for the fund; (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless The Edgar Lomax Company or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (vi) 529 Plans, unless The Edgar Lomax Company or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529
Plan that is a college savings plan.
•"Restricted list" typically represents a list of issuers about which an adviser has inside information, and results in prohibitions on effecting either client or personal trades in such securities.
•"Supervised person" means any directors, officers and partners of The Edgar Lomax Company (or other persons occupying a similar status or performing similar functions); employees of The Edgar
Lomax Company; and any other person who provides advice on behalf of The Edgar Lomax
Company and is subject to The Edgar Lomax Company's supervision and control.
•"Tipping" means communication of material nonpublic information to others.
•"Watch list securities" typically represent a list of issuers currently being evaluated as potential investment opportunities. Advisers may restrict trading in such securities by one or more of the
Firm's securities analysts or may more broadly apply the restriction to some or all access persons.

Advisors Series Trust Undertaking Regarding Code of Ethics
Appendix 4
Initial Holdings Report & Annual Holdings Report
(Complete Initial Report within ten days of becoming an Access Person)
(Complete Annual Report within forty-five days of each calendar year end)
(Information to be current with 45 days of date of Report)
Date: ____________________________
Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements
1.HOLDINGS

Name and Type of Covered Security or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.BROKERAGE ACCOUNTS

Name and Type of Covered Security or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

Name: ____________________________________
Signature: _________________________________	Reviewed: _____________________
Date: _____________________________________	(compliance officer signature)
Date: _________________________

Advisors Series Trust Undertaking Regarding Code of Ethics
Appendix 5
Quarterly Transaction Report
(Complete within thirty days of the quarter-end)
Date: ___________________________
Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements
1.TRANSACTIONS

Date of Transaction	Name of Covered Security, including Interest Rate and Maturity Date, or Reportable Fund	Ticker Symbol or CUSIP	Broker	Number of Shares or Principal Amount	Nature of Transaction (i.e., buy, sale)	Price per Share

2.BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holders' Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name: ____________________________________
Signature: _________________________________	Reviewed: _____________________
Date: _____________________________________	(compliance officer signature)
Date: _________________________